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                                                                     Exhibit 11



                     NORTHWESTERN STEEL AND WIRE COMPANY

                   Computation of (Loss) Income Per Share



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                                         Three Months Ended                     Six Months Ended
                                             January 31,                           January 31,
                                     --------------------------           ----------------------------
                                         1997            1996                1997            1996
                                     ------------     ----------          -----------     -------------
Net (loss) income                    $ (2,185,000)   $ 2,504,000          $(4,190,000)    $   7,186,000
                                     ============    ===========          ===========     =============

Shares outstanding for net (loss)
     income per share calculation      24,870,869     25,209,497           24,870,869        25,209,497
                                     ============    ===========          ===========     =============

Net (loss) income per share          $      (0.09)   $      0.10          $     (0.17)    $        0.29
                                     ============    ===========          ===========     =============



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